UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

Helius Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38445	36-4787690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2023, Helius Medical Technologies, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC, as agent (the “Sales Agent”). Pursuant to the Sales Agreement, the Company may offer and sell up to $1.95 million in shares of Class A common stock, par value $0.001 per share (the “Shares”), from time to time through the Sales Agent.  The Company is also filing a prospectus supplement with the Securities and Exchange Commission in connection with the offering (the “Offering”) of the Shares for aggregate gross sale proceeds of up to $1.95 million (the “Prospectus Supplement”) under the Company’s Registration Statement on Form S-3 (File No. 333-270433), which became effective on May 26, 2023 (the “Registration Statement”). Any Shares offered and sold in the Offering will be issued pursuant to such Registration Statement.

Upon delivery of a placement notice based on the Company’s instructions and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market (“Nasdaq”), on any other existing trading market for the Company’s Class A common stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or by any other method permitted by law, including negotiated transactions, subject to the prior written consent of the Company.

Subject to the terms and conditions of the Sales Agreement, the Company is not obligated to make any sales of Shares under the Agreement. The Company or the Sales Agent may suspend or terminate the offering of Shares upon notice to the other party, subject to certain conditions.  The Sales Agent will act as sales agent consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The Company has agreed to pay the Sales Agent commissions for its services of acting as agent of 3.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement.  The Sales Agreement contains representations and warranties and covenants that are customary for transactions of this type. The Company has also agreed to provide the Sales Agent with customary indemnification rights.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.  The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Honigman LLP,  counsel to the Company, has issued a legal opinion relating to the Shares.  A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement.  This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

1.1	Sales Agreement, dated as of June 23, 2023, by and between the Company and Roth Capital Partners, LLC
5.1	Opinion of Honigman LLP
23.1	Consent of Honigman LLP (Contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: June 23, 2023	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary